EXHIBIT 10.92

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY (AS DEFINED BELOW) THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS (a) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE I44A UNDER THE SECURITIES ACT) AND (b) A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), (III) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM THE HOLDER OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

COMSTOCK HOMEBUILDING COMPANIES, INC.

Amended and Restated Senior Note due 2013

No. 1A (Amended and Restated)	$4,500,000.00

Comstock Homebuilding Companies, Inc., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to STONEHENGE FUNDING, LC, or registered assigns (the “Holder”), the

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principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (or such other principal amount represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Second Amended and Restated Indenture dated as of February 12, 2010 between (the “Indenture”) between the Company and Comstock Asset Management, L.C., as Trustee (in such capacity, the “Trustee,” which term includes any successor trustee under the Indenture)), on the date (the “Maturity Date”) that is the earlier of (i) the date that is 90 days after the restrictions applicable to interest payments under the Key and Guggenheim Loan Documents (as defined below) (the “Payment Restrictions”) expire or otherwise cease to be in effect, or (ii) the date this Senior Note would otherwise be subject to mandatory prepayment with the next available proceeds of future equity or debt financings as more particularly set forth in this Senior Note or the Indenture; or (iii) the current maturity date of March 14, 2013 (the “Current Maturity Date”), unless otherwise extended strictly in accordance with the terms set forth hereafter. Capitalized terms used but not defined in this Senior Note shall have the meaning ascribed to them in the Indenture.

If, on the Current Maturity Date the Payment Restrictions are still in effect, then the Maturity Date will automatically be extended by six calendar months to September 14, 2013 (the “First Extended Maturity Date”). The Borrower will notify the Holder and the Trustee in writing of such extension prior to the Current Maturity Date. If the Current Maturity Date is so extended to the First Extended Maturity Date, and on the First Extended Maturity Date the Payment Restrictions are still in effect, then the First Extended Maturity Date will automatically be extended by an additional six calendar months to March 14, 2014 (the “Second Extended Maturity Date”). The Borrower will notify the Holder and the Trustee in writing of such extension prior to the First Extended Maturity Date. For the avoidance of doubt, the extensions set forth in this paragraph only extend the Current Maturity Date set forth in (iii) of the preceding paragraph of this Senior Note and do not extend any Maturity Date occurring under sections (i) or (ii) of the preceding paragraph of this Senior Note to the extent any such events in (ii) or (iii) occur earlier then the Current Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable. With respect to both of the extensions set forth in this paragraph, Company shall pay for said extensions by delivering, within 30 days of the commencement of each extension period, at no cost to Stonehenge, warrants for the purchase of Class A common stock in Company with a net cumulative value (the value above the cumulative exercise price applicable to the warrants) equal to 9% of the then outstanding balance due Stonehenge under this Senior Note on the Maturity Date (with respect to the Company’s election to extend to the First Extended Maturity Date) and on the First Extended Maturity Date (with respect to the Company’s election to extend to the Second Extended Maturity Date). Such warrants shall be immediately exercisable and expire seven years after the date of their issuance and shall be in addition to the continued obligation to pay principal, premium if any, and interest hereunder and to the accrual of any shares, warrants or other rights in connection with the Reduced Interest Rate. The Company will reserve a sufficient number of authorized but unissued Class A shares of common stock to fulfill any exercise of such warrants.

Subject to the terms of the Key & Guggenheim Loan Documents (as defined below), Company may prepay this Senior Note in whole or in part at any time without penalty or premium. “Key & Guggenheim Loan Documents” shall mean that certain Subordination and Standstill Agreement by and among Key Bank, N.A., the Company and Holder dated December 23, 2009 as amended from time to time; and (ii) that certain Subordination and Standstill Agreement by and among Guggenheim Corporate Funding, LLC, the Company and Holder dated December 23, 2009, as amended from time to time.

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The Company further promises to pay interest on said principal sum from and including January 1, 2010, quarterly in arrears, to but excluding the succeeding Interest Payment Date, on March 30, June 30, September 30 and December 30 of each year (the “Interest Payment Date”), commencing March 30, 2010, or if any such day is not a Business Day, on the next succeeding Business Day (and interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a fixed rate equal to 9.72% per annum through March 14, 2010 (the “Fixed Rate Period”) and thereafter at a variable rate, reset quarterly, equal to the sure of (i) the greater of LIBOR and 3.52% plus (ii) (A) 6.20% per annum, until March 14, 2012, and (B) 8.20% per annum thereafter until the principal hereof is paid or duly provided for or made available for payment; provided, that any overdue principal, premium, if any, and any overdue installment of interest shall bear Additional Interest at the rate of interest then borne by this Senior Note (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from and including the dates such amounts are due to but excluding the dates such amounts are paid or made available for payment, and such interest shall be payable on demand.

Commencing January 1, 2010, the interest rate set forth in the preceding paragraph shall be reduced to a variable rate, reset monthly, equal to LIBOR plus 3.00% per annum (the “Reduced Interest Rate”) and shall accrue through the Maturity Date, including any extensions thereof (the “Interest Rate Reduction Termination Date”). On the Interest Rate Reduction Termination Date, the interest rate shall reset to the original interest rates set forth above. Notwithstanding the foregoing, if a Bankruptcy Event (as defined below) occurs prior to the full repayment of all amounts due under this Senior Note or the Indenture, the Reduced Interest Rate shall be null and void as it relates to any accrued but unpaid interest accruing after January 1, 2010. Bankruptcy Event means any of the Events of Default set forth in Sections 5.1(d) and (e) of the Indenture.

Holder shall and does hereby forgive and release all interest, late charges and other fees due under this Senior Note and any predecessor note to this Senior Note through and including December 31, 2009 (including past due interest of approximately $874,800 as of December 31, 2009). Holder also agrees to make no claim for such interest, late charges and fees against Company. Holder additionally agrees to forbear upon the enforcement of all financial covenants contained in Sections 10.5 (c), (d), (e) and (f) of the Indenture for so long as there is no Event of Default (other than Events of Default under said financial covenants) occurring under this Senior Note or the Indenture.

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During the Fixed Rate Period, the amount of interest payable for any interest period shall be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months and the amount payable for any partial period shall be computed on the basis of the actual number of days elapsed in a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months. Upon expiration of the Fixed Rate Period, the amount of interest payable for any interest period will be computed on the basis of a three hundred sixty (360)-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Holder. However, on a quarterly basis within 5 days prior to the date that an interest payment would be due and payable hereunder, Holder may elect to receive shares of Class A common stock of the Company with a cumulative value as determined on the applicable Interest Payment Date equal to the value of the scheduled interest payment and upon the valid issuance of such shares, an amount of interest accrued and payable on such Interest Payment Date equal to the cumulative value (calculated as set forth above) of the shares received by the Holder in accordance herewith on such Interest Payment Date will be satisfied and no longer due and payable (any such interest amounts no longer accrued or payable being “Reclassified Interest”). All shares issued pursuant to an exercise of this provision shall be freely transferable only upon satisfaction of the holding period and related requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, or other exemption to the registration requirements, and the Company shall not be obligated to file a registration statement with the Securities and Exchange Commission.

During an Event of Default, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any Equity Interests of the Company, (ii) vote in favor of or permit or otherwise allow any of its Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any preferred Equity Interests of such Subsidiaries or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred Equity Interests are perpetual or otherwise) or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any Debt of the Company other than Permitted Debt (other than (A) repurchases, redemptions or other acquisitions of Equity Interests of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or Equity Interests purchase plan or (3) the issuance of Equity Interests in the Company (or securities convertible into or exercisable for such Equity Interests) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, (B) as a result of an exchange, conversion reclassification or combination of any class or series of the Company’s Equity Interests (or any Equity Interests in a Subsidiary of the Company) for, of or with any class or series of the Company’s Equity Interests or of any class or series of the Company’s indebtedness for any class or series of the Company’s Equity Interests, (C) the purchase of fractional interests in the Equity Interests of the Company pursuant to the conversion or exchange provisions of such Equity Interests or the security being converted or exchanged, (D) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, Equity Interests or other property under any Rights Plan or the redemption or repurchase of rights pursuant thereto or (E) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interest or the Equity Interest issuable upon exercise of such warrants, options or other rights is the same Equity Interest as that on which the dividend is being paid or ranks pari passu with or junior to such Equity Interest).

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Payment of principal of, premium, if any, and interest on this Senior Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Senior Note shall be made at the Place of Payment upon surrender of this Senior Note to the Company, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Company at least ten (10) Business Days prior to the date for payment by the Holder unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of the Holder as such address shall appear in the Security Register.

The indebtedness evidenced by this Senior Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Permitted Debt, and this Senior Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Senior Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes, in each case subject to the restrictions and limitations in the Indenture. Each Holder hereof, by his, her or its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Permitted Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding the foregoing and any provision to the contrary in the Indenture, the Company agrees that Senior Note No. 1A held by Stonehenge Funding, LC, is valid and obligatory for any and all purposes and is entitled to any and all benefits under the Indenture notwithstanding that the Trustee did not execute the certificate of authentication on or after the date of this Senior Note No. 1A.

This Senior Note is a duly authorized issue of securities of the Company issued under the Indenture to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holder, and of the terms upon which this Senior Note is authenticated and delivered.

The Company may, on any Interest Payment Date, at its option, with not less than ten (10) days’ written notice to the Holder and in accordance with the terms and conditions of Article XI of the Indenture, redeem this Senior Note in whole or in part in each case at a Redemption Price equal to one hundred percent (100%) of the principal amount hereof (or of the redeemed portion hereof, as applicable), together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date.

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Further, the Company shall upon a Change-of-Control redeem this Senior Note in whole on a date no more than thirty (30) days after the Change-of Control, at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof, together, in the ease of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date.

The Company shall in connection with an Acceptable Repurchase, redeem this Senior Note or a portion thereof at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof, together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date.

In the event of redemption of this Senior Note in part only, a new Senior Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions permitting Holder to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such written consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable) (other than Reclassified Interest as expressly set forth in this Senior Note), on this Senior Note at the times, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is restricted by the Securities Act and other applicable securities laws and is registrable in the Senior Notes Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Senior Notes, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees,

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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The Company and, by its acceptance of this Senior Note or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Senior Note agree that, for United States federal, state and local tax purposes, it is intended that this Senior Note constitute indebtedness.

This Senior Note shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia without reference to its conflict of laws provisions.

IN WITNESS WHEREOF, the Company and Holder have caused this instrument to be duly executed on the              day of                     , 2010.

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:

Name:

Title:

STONEHENGE FUNDING, LC

By:

Name:

Title:

This is the Senior Note referred to in the within-mentioned Indenture.

Dated: February 12, 2010.

COMSTOCK ASSET MANAGEMENT, L.C., not in its individual capacity but solely as trustee

By:

Name:

Title:

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